Exhibit 4.3
SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 2, 2023, is made by and between CONCENTRIX CORPORATION, a Delaware corporation, having its principal office at 39899 Balentine Drive, Newark, California 94560 (the “Company” or “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee, having a corporate trust office at One California Street, Suite 1000, San Francisco, California 94111 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into an Indenture dated as of August 2, 2023, between the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to debt securities;
WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, and as further supplemented by this Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;
WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of senior unsecured Securities;
WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented, amended and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented, amended and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
6.600% SENIOR NOTES DUE 2028
Section 101.    Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6.600% Senior Notes due 2028 (the “Notes”).
There are to be authenticated and delivered on the date hereof $800,000,000 principal amount of Notes, and such principal amount of the Notes may be increased or decreased from time to time pursuant to the terms and conditions of the Base Indenture, including Section 3.01 and 3.03 thereof. The Company, without notice to or consent of the Holders, may issue additional Notes of such series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, the issue price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Notes shall be issued under a separate CUSIP number unless: (i) the additional notes and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes, (ii) such additional notes have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (iii) such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes. Further Notes may also be authenticated and delivered as provided by Sections 3.03, 3.04, 3.05, 4.06 or 14.05 of the Base Indenture, and shall be consolidated with and part of the same series of Notes initially issued under this Supplemental Indenture.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of the Original Issue Date.
The Notes are to be substantially in the form of Exhibit A hereto which form is hereby incorporated in and made a part of this Supplemental Indenture.
Section 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture. Unless the context otherwise requires, any reference to a “Section” refers to a Section of this Supplemental Indenture.
“Acquired Company” has the meaning provided in the definition of “Share Purchase Agreement.”
“Acquisition” means the acquisition of the Acquired Company pursuant to the Share Purchase Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in the Place of Payment are authorized or obligated by law or executive order to close.
“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.
“Depositary” has the meaning set forth in Section 105.
“DTC” means The Depository Trust Company or its successors, or any successor clearing agency which is registered as such under the Exchange Act and approved by the Company.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Interest Payment Dates” means February 2 and August 2 of each year, commencing on February 2, 2024.
“Notes” has the meaning set forth in Section 101.
“Original Issue Date” means August 2, 2023.
“Par Call Date” means July 2, 2028.
“Participant” has the meaning set forth in Section 105.
“Regular Record Date” means the January 15 and the July 15 immediately preceding such Interest Payment Date, whether or not a Business Day.
“Share Purchase Agreement” means that certain Share Purchase and Contribution Agreement, dated as of June 12, 2023, including all exhibits, schedules and attachments thereto, by and among (i) the Company, (ii) Osyris S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B272012, and a direct wholly owned subsidiary of the Company (iii) Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, registered with the companies registry with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B236573 (the “Acquired Company”) and (iv) the other parties named thereto, as such agreement may be amended, restated, supplemented or otherwise modified.
“Special Mandatory Redemption” has the meaning set forth in Section 107.

“Stated Maturity” means, solely in respect of the fixed date on which the principal of the Notes is due and payable, August 2, 2028.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one or more with a maturity date preceding the Par Call Date and one or more with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.
The terms “Company,” “Issuer,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.
Section 103.    Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 6.600% per annum, until paid or duly provided for, such interest to accrue from the Original Issue Date. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 3.08 of the Base Indenture), notice whereof shall be given to Holders of the Notes in accordance with Section 3.08 of the Base Indenture, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.
Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve (12) thirty (30)-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest on the Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Notes, upon redemption or repurchase being made upon surrender of such Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as such place and account may be designated in writing to the Trustee at least sixteen (16) days prior to the next scheduled date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
Section 104.    Denominations. The Notes may be issued in minimum denominations of $2,000, or any greater integral multiple of $1,000.
Section 105.    Global Securities. The Notes offered and sold will be issued in the form of one or more Global Securities, registered in the name of the Depositary (which shall be The Depository Trust Company, or the “Depositary”) or its nominee. Except under the limited circumstances described below, Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.
A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee (including notes issued in definitive form) only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within ninety (90) days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within ninety (90) days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.
The rules and procedures of DTC will be applicable to transfers of beneficial interests in the Global Securities and the provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear”, and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, will be applicable to transfers of beneficial interests in the Global Securities that are held by members of, or direct or indirect participants in the Depositary (“Participant”), holding such interests through Euroclear or Clearstream.
Section 106.    Redemption. Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)    (a) the sum of the present values of the remaining scheduled payments of principal of the Notes being redeemed and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, less (b) interest accrued to the redemption date; and
(ii)    100% of the principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures or, for the avoidance of doubt, such shorter period as is specified solely in respect of a Special Mandatory Redemption) at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder of Notes to be redeemed. The notice of redemption for the Notes will (other than in respect of a Special Mandatory Redemption, notice of which shall be provided in accordance with Section 107 below) be provided in accordance with Section 4.03 of the Base Indenture and will state the information required under Section 4.03(c) of the Base Indenture.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Notice of any optional redemption of the Notes may, at the Company’s discretion, be given in connection with a debt or equity offering or incurrence or other transaction (or series of related transactions), Change of Control or other event and prior to the completion or the occurrence thereof, and any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related debt or equity offering, incurrence, transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than sixty (60) days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
The Company’s actions and determinations in determining the redemption price on any redemption date shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine or verify the Company’s determination of the redemption price or the Treasury Rate.

The Company may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.
Section 107.    Special Mandatory Redemption. In the event that (i) the closing of the Acquisition has not occurred on or prior to December 29, 2024 (or such later date to which the Share Purchase Agreement may be extended in accordance with its terms, any such extension to be set forth in an Officer’s Certificate delivered to the Trustee prior to the close of business on December 29, 2024 or such other extended termination date as shall be then applicable), (ii) the Company notifies the Trustee in writing that it will not pursue the consummation of the Acquisition or (iii) the Share Purchase Agreement has been terminated without the consummation of the Acquisition (each, a “special mandatory redemption event”), the Company will be required to redeem the Notes in whole (a “Special Mandatory Redemption”) at a special mandatory redemption price (the “special mandatory redemption price”) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the principal amount of the Notes from and including the Original Issue Date, or the most recent date to which interest has been paid on such series of Notes, whichever is later, to, but not including, the special mandatory redemption date (as defined below). Upon the occurrence of a special mandatory redemption event, the Company will promptly (but in no event later than 10 business days following such special mandatory redemption event) cause written notice to be delivered electronically or mailed, with a copy to the Trustee, to each Holder at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the third business day following the redemption notice date (such date, the “special mandatory redemption date”) and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the Holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Company will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the special mandatory redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on the Interest Payment Dates falling on or prior to the special mandatory redemption date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Dates in accordance with the Notes and this Supplemental Indenture.
Section 108.    Paying Agent; Registrar. The Trustee shall initially serve as Paying Agent and Registrar with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office. The Company may change the Paying Agent or Registrar without prior notice to Holders of the Notes, and the Company or any of its subsidiaries may act as Paying Agent or Registrar. In acting hereunder and in connection with the Notes, the Paying Agent and Registrar shall act solely as an agent of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.
Section 109.    Ranking. The Notes will be the Company’s senior unsecured indebtedness and will rank equally with each other and with all of its other senior unsecured and unsubordinated indebtedness from time to time outstanding.
Section 110.Events of Default. The term “Event of Default” as used in this Supplemental Indenture with respect to the Notes shall mean one of the following described events:

(i)    any events described in Section 7.01 of the Base Indenture with respect to the Notes; and
(ii)    a failure by the Company to redeem the Notes following the occurrence of a Special Mandatory Redemption as required under Section 107 above.
ARTICLE II
TRANSFER AND EXCHANGE
Section 201.    Transfer and Exchange of Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with this Supplemental Indenture and the procedures of the Depositary therefor.
Section 202.    Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to request copies thereof at any reasonable time upon written notice to the Trustee.
Section 203.    Indemnification; No Obligation of Trustee. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy. The Company shall have the right to request copies of all such letters, notices or other written communications at any reasonable time upon the giving of written notice to the Registrar.
Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of the Indenture and/or applicable United States federal or state securities law.
The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Supplemental Indenture or under applicable law with respect to any registrations of transfer or exchange of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.
ARTICLE III
MISCELLANEOUS PROVISIONS
Section 301.    Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 302.    Executed in Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in several counterparts which may be delivered in original form, facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., via DocuSign, AdobeSign or other electronic signature provider specified in writing by the Company to the Trustee) or other electronic transmission (i.e., a “pdf” or “tif”)), each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 303.    Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Notes to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Section 6.04 of the Base Indenture.
Section 304.    Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, indemnities, duties, protections and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.
CONCENTRIX CORPORATION
By:    /s/ Andre Valentine
Name:    Andre Valentine
Title:    Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    /s/ David A. Jason
Name:    David A. Jason
Title:    Vice President
[Signature Page to Second Supplemental Indenture]

FORM OF SECURITY
FACE OF NOTE
THIS BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A-1

CONCENTRIX CORPORATION
6.600% Senior Note Due 2028
PRINCIPAL AMOUNT: $
CUSIP: 20602D AB7
ISIN: US20602DAB73
No.:
CONCENTRIX CORPORATION, a Delaware corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, the principal sum of                      dollars (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on August 2, 2028, in the coin or currency of the United States, and to pay interest, semi-annually on February 2 and August 2 of each year, beginning on February 2, 2024, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the February 2 or the August 2, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from August 2, 2023, until payment of said principal sum has been made or duly provided for; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture. The interest so payable on any February 2 or August 2 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the January 15 or the July 15, as the case may be, next preceding such February 2 or August 2, whether or not such day is a Business Day.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

Exhibit A-2

IN WITNESS WHEREOF, CONCENTRIX CORPORATION has caused this Note to be duly executed.
CONCENTRIX CORPORATION

By:
    Name:
    Title:

Exhibit A-3

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Date of authentication:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
    Authorized Signatory

Exhibit A-4

REVERSE OF NOTE
CONCENTRIX CORPORATION
6.600% Senior Note Due 2028
This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 2, 2023 (the “Base Indenture”), duly executed and delivered by the Company to U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee), as amended and supplemented, including by the Second Supplemental Indenture, dated as of August 2, 2023 (the Base Indenture as so amended and supplemented, the “Indenture”), by and among the Company and the Trustee, to which the Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 6.600% Senior Notes due 2028 of the Company, in an original aggregate principal amount of $800,000,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, issue price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under a separate CUSIP number unless: (i) the additional notes and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes, (ii) such additional notes have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (iii) such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.
Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
In case an Event of Default (as defined in the Indenture) with respect to the 6.600% Senior Notes due 2028 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture contains provisions that provide that the Company and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities to be affected with the written consent of the Holders of a majority in principal amount of the Outstanding Securities affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (a) reduce the principal amount of such Securities whose Holders must consent to an amendment or for any waiver of compliance with or Defaults under, the Indenture and consequences of such defaults; (b) reduce the interest rate of or extend the time for payment of interest on any Security (other than any change to the notice periods with respect to any redemption); (c) reduce the principal or change the Stated Maturity of any Security; (d) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of such Securities outstanding and a waiver of the payment default that resulted from such acceleration); (e) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased, in each case as set forth in the applicable supplemental indenture and in Section 4.03 of the Base Indenture (other than any change to the notice periods with respect to such redemption); (f) change the currency in which the principal amount of, and premium, if any, or interest on, any outstanding Security is denominated or payable; (g) impair the
Exhibit A-5
4887-7254-7177.v7

right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; (h) reduce the percentage of the Holders of Outstanding Securities of a series necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture; or (i) modify any of the amendment and waiver provisions or any provisions of Section 6.06 or Section 14.02 of the Base Indenture relating to the waiver of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest, if any, on, the Securities, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the Holders of the Securities affected thereby.
It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on, or the principal of, the Securities of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
The Notes will be issued initially in fully registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof, and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and in the manner and subject to the limitations provided in the Indenture.
Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)(a) the sum of the present values of the remaining scheduled payments of principal of the Notes being redeemed and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, less (b) interest accrued to the redemption date; and
(ii)100% of the principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
“Par Call Date” means July 2, 2028.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the
Exhibit A-6

Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one or more with a maturity date preceding the Par Call Date and one or more with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.
The Company’s actions and determinations in determining the redemption price on any redemption date shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine or verify the Company’s determination of the redemption price or the Treasury Rate.
In the event that (i) the closing of the Acquisition has not occurred on or prior to December 29, 2024 (or such later date to which the Share Purchase Agreement may be extended in accordance with its terms, any such extension to be set forth in an Officer’s Certificate delivered to the Trustee prior to the close of business on December 29, 2024 or such other extended termination date as shall be then applicable), (ii) the Company notifies the Trustee in writing that it will not pursue the consummation of the Acquisition or (iii) the Share Purchase Agreement has been terminated without the consummation of the Acquisition (each, a “special mandatory redemption event”), the Company will be required to redeem the Notes in whole at a special mandatory redemption price (the “special mandatory redemption price”) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the principal amount of the Notes from and including the Original Issue Date, or the most recent date to which interest has been paid on such series of Notes, whichever is later, to, but not including, the special mandatory redemption date (as defined below). Upon the occurrence of a special mandatory redemption event, the Company will promptly (but in no event later than 10 business days following such special mandatory redemption event) cause written notice to be delivered electronically or mailed, with a copy to the Trustee, to each Holder at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the third
Exhibit A-7

business day following the redemption notice date (such date, the “special mandatory redemption date”) and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the Holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Company will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the special mandatory redemption date.
The Company may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.
Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any Indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any penalty or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Except as permitted by Section 3.01 of the Base Indenture, if and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

Exhibit A-8

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                    Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.
Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Exhibit A-9

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-10

SCHEDULE OF INCREASES OR DECREASES IN NOTE*
The initial principal amount of this Note is $            . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

____________________
*    Insert in Global Notes.

Exhibit A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.08 of the Base Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 6.08 of the Base Indenture, state the amount in principal amount: $

Dated:        Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-12